Exhibit 4.16

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement, dated as of September 11, 2007 (this “Agreement”) is entered into by and between CGEN Digital Media Company Limited, a Cayman Islands company (the “Company”), and Medley Opportunity Fund Ltd. (Cayman), a Cayman Islands company (the “Investor”). On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, a warrant to acquire shares of the Company’s capital stock in consideration for the loan by the Investor to the Borrower pursuant to that certain Credit Agreement, dated as of September 7, 2007, by and among the Investor, the Company and its Affiliates party thereto (the “Credit Agreement”). Terms used but not defined herein shall have the respective meaning set forth in the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Warrant.

(a) Issuance of Warrant. At the Closing (as defined below), the Company will issue to the Investor a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase up to a number of ordinary shares of the Company set forth in the Warrant (the “Warrant Shares”).

(b) Delivery. The sale and purchase of the Warrant shall take place at a closing (the “Closing”) to be held on September 11, 2007 (the “Closing Date”). At the Closing, the Company will deliver to the Investor the Warrant. The Warrant will be registered in the Investor’s name in the Company’s records.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor in the terms set forth in Exhibit B (the “Company Warranties”) and acknowledges that the Investor in entering into this Agreement is relying on such representations and warranties.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company in the terms set forth in Exhibit C (the “Investor Warranties”).

4. Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investor:

(a) Representations and Warranties. The representations and warranties contained in Section 2 of this Agreement shall be true, complete and correct on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, complete and correct on and as of such earlier date.

(b) Governmental Approvals and Filings. The Company shall have obtained all authorizations, approvals, consents, waivers, permits or filings of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement, and all such authorizations, approvals, consents, waivers, permits or filings shall be effective as of the Closing Date.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Warrant shall be legally permitted by all laws and regulations to which the Company is subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing Date and all documents incident thereto with respect to this Agreement and the transactions contemplated hereby thereby, shall be in form and substance satisfactory to the Investor, and the Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investor the following documents:

(i) This Agreement;

(ii) The Warrant issued hereunder; and

(iii) The Loan Documents.

(f) Corporate Documents. The Company shall have delivered to the Investor each of the following:

(i) Copies of the Articles, Certificate of Incorporation or other such organizational document of the Company, certified as of a recent date by the applicable Governmental Authority of its jurisdiction of formation or incorporation;

(ii) Copies of resolutions of the Board of Directors or other authorizing documents of the Company, in form and substance satisfactory to the Investor, approving this Agreement, the Warrant and the transactions and other matters contemplated hereby;

(iii) An incumbency certificate executed by the Secretary, Assistant Secretary or other authorized officer of the Company or equivalent document, certifying the names and signatures of the officers of the Company or other Persons authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) An officer’s certificate of the Company certifying that each of the conditions of this Section 3 have been satisfied as of the Closing Date with respect to the Company; and

(v) A favorable opinion of counsel to the Company as to such matters as the Investor may reasonably request.

5. Miscellaneous.

(a) Waivers and Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed or telegraphed or telexed or sent by telecopy or delivered, if to the Company, at its address set forth on the signature page hereof; and if to the Investor, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by telecopy, respectively.

(c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(f) Entire Agreement. This Agreement with Exhibits and Schedules embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g) Separability of Provisions; Headings. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

(h) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“THE COMPANY”

CGEN DIGITAL MEDIA COMPANY LIMITED

By:	/s/

Name:

Title:

Address:

Attention:

[Signature page for Warrant Purchase Agreement]

“THE INVESTOR”

MEDLEY OPPORTUNITY FUND LTD. (CAYMAN)

By:	/s/
Name:
Title:

Address:

Medley Opportunity Fund Ltd. (Cayman)
c/o Medley Capital LLC
Investment Manager for Medley Opportunity Fund Ltd. (Cayman)
375 Park Avenue, Suite 3304
New York, NY 10152
U.S.A.

Attention: Andrew Fentress

Exhibit A

FORM OF WARRANT

Exhibit B

COMPANY REPRESENTATIONS AND WARRANTIES

(a) Credit Agreement Representations and Warranties. The representations and warranties contained in Section 5.01 of the Credit Agreement are true, complete and correct.

(b) Warrant Representations and Warranties. With respect to the Warrant and the Warrant Shares:

(i) The Company has the requisite corporate power and authority to issue and sell the Warrant and the Warrant Shares.

(ii) The Company has reserved the Warrant Shares for issuance upon exercise of the Warrant.

(iii) The Warrant Shares, when issued and delivered and paid for in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable. The Warrant and the Warrant Shares will be free of any Liens. The Warrant and the Warrant Shares are not subject to any preemptive rights or rights of first refusal.

(iv) All corporate action on the part of the Company and its directors, officers and shareInvestors necessary for the authorization, sale, issuance and delivery of the Warrant and the Warrant Shares has been taken or will be taken prior to the Closing Date.

(v) The issuance of the Warrant and the Warrant Shares will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Articles, as amended to date, or any Contractual Obligation of the Company, nor, to the Company’s knowledge, result in the creation of any Lien upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company, its business or operations or any of its assets or properties.

(vi) No consent, approval or authorization of or designation, declaration or filing with any Governmental Authority on the part of the Company is required in connection with the offer, sale or issuance of the Warrant or the Warrant Shares.

Exhibit C

INVESTOR REPRESENTATIONS AND WARRANTIES

(i) The Investor has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(ii) The Investor is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii) The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act.

(iv) The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(v) The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Investor understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.